Exhibit 5.2

Advocaten Notarissen Belastingadviseurs

To the Companies (as defined below)	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 19 August 2025		B.J. Boutellier E bas.boutellier@debrauw.com
Our ref.	M44370272/2/20704470/OD	T +31 20 577 1442 F +31 20 577 1775

Re:

Dear Sir/Madam,

NXP B.V. (the “Dutch Issuer”)

NXP Semiconductors N.V. (the “Guarantor”, and together with the Dutch Issuer the “Companies”)

USD $500,000,000 4.300% Notes due 2028

USD $300,000,000 4.850% Notes due 2032

USD $700,000,000 5.250% Notes due 2035

(together the “Notes”)

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V., (“De Brauw”) act as Dutch legal advisers to the Companies in connection with the issue by the Dutch Issuer, and the guarantee by the Guarantor, of the Notes.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)

we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)

we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)

we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined the following documents:

(a)	A copy of:

(i)	each Agreement signed by each Company;

(ii)	the Registration Statement, including the Prospectus;

(iii)	the Notes;

(iv)	the Preliminary Prospectus;

(v)	the Pricing Term Sheet; and

(vi)	the Final Prospectus.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	2 / 18

(b)	A copy of:

(i)	each Company’s deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution; and

(ii)	each Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(d)	Confirmation by telephone from the Chamber of Commerce that each Trade Register Extract is up to date.

(e)

Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that no Company is included on any Sanctions List.

(f)

In relation to each Company, confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Company is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	3 / 18

(ii)

(A)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)	Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable

(iii)	Each confirmation listed in paragraph 3 is true.

(iv)

Each Agreement has been signed by all parties and all Notes have been or will have been issued and the Preliminary Prospectus and the Final Prospectus have been or will have been filed with the SEC, in each case in the form referred to in this opinion.

(b)

(i)	The Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification

(iii)	There is no works council (ondernemingsraad) the advice of which must be sought on each Company’s decision to issue or guarantee, as the case may be, the Notes.

(c)

(i)	Each Agreement will have been validly entered into by each party other than each Company expressed to be a party to it and all Notes will have been validly issued.

(ii)	Where required, the Notes have been or will have been validly authenticated in accordance with the Indenture.

(iii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of any Company under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney (including, whether or not expressed, to sign by electronic signature).

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	4 / 18

(d)

When validly signed by all parties (including by electronic signature), each Agreement and the Notes, including the Guarantee, are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

(e)	The Dutch Issuer and the Foreign Issuers are wholly owned subsidiaries of the Guarantor.

(f)

(i)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)

At the time when it disposed or disposes of the Notes in the context of the offer of the Notes, neither the Dutch Issuer nor the Guarantor possessed or possesses inside information (voorwetenschap) in respect of the Dutch Issuer or the Guarantor or the trade in the Notes.

(g)	The Dutch Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a)

Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), or, in the case of the Guarantor, a public limited liability company (naamloze vennootschap).

(b)

(i)

Each Company has the corporate power to enter into and perform its obligations under each Agreement and, in the case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Notes.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	5 / 18

(ii)

Each Company has taken all necessary corporate action to authorise its entry into and performance of its obligations under each Agreement and, in the case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Notes.

(iii)	Each Company has validly signed the Registration Statement, each Agreement and, in the case of the Guarantor, the Guarantee, and, in the case of the Dutch Issuer, the Notes.

(c)

(i)

No Company requires any governmental licence, dispensation, recognition or other consent for its entry into and performance of its Agreements or, in the case of the Guarantor, including the Guarantee, and in the case of the Dutch Issuer, for its issue and performance of the Notes except for the purpose of complying with the assumption in paragraph 4(g).

(ii)

There are no governmental registration, filing or similar formalities required to ensure the validity and binding effect on and enforceability against any Company of the Agreements, and in the case of the Guarantor, including the Guarantee, and in case of the Dutch Issuer, the Notes.

(d)

Each Company’s entry into and performance of each Agreement, and, in case of the Guarantor, including the Guarantee, and, in the case of the Dutch Issuer, its issue and performance of the Notes, do not violate Dutch law or its articles of association.

(e)

(i)	The choice of New York Law as the governing law of each Agreement, including the Guarantee, and the Notes is recognised.

(ii)

Dutch law does not restrict the validity and binding effect on and enforceability against each Company of each Agreement and, in the case of the Guarantor, the Guarantee, and, in the case of the Dutch Issuer, the Notes.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	6 / 18

(f)

(i)	The validity and binding effect on and enforceability against each Company of the submission to the jurisdiction of the New York Court in each Agreement, including the Guarantee:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of each Agreement, including the Guarantee, and the Notes:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Agreement, including the Guarantee, was entered into or the Notes were issued (other than the choice of New York Law as the governing law of that Agreement or the Notes, as applicable) are located in one or more Member States of the European Union;

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	7 / 18

(i)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(ii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iii)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

Any choice of New York Law as the law governing non-contractual obligations arising out of or in connection with an Agreement is recognised only according and subject to Regulation (EC) No. 864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (Rome II).

(d)

The binding effect and enforceability of the submission to the jurisdiction of the New York Courts in each Agreement, including the Guarantee, are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation or the Lugano Convention.

(e)	Enforcement in the Netherlands of each Agreement, including the Guarantee, and the Notes is subject to Dutch rules of civil procedure.

(f)

The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) each Company’s entry into and performance of the Agreements, including the Guarantee, and, in the case of the Dutch Issuer, the Notes violates Dutch law, and (ii) the Agreements, including the Guarantee, and the Notes are valid, binding and enforceable.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	8 / 18

(g)	To the extent that Dutch law applies, any provision that the holder of a Note will be treated as its absolute owner may not be enforceable under all circumstances.

(h)

To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(i)

(i)

To the extent that the terms of the Indenture constitute general conditions within the meaning of article 6:231 BW, a holder of a Note may nullify (vernietigen) a provision therein if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the Indenture, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade.

(ii)	To the extent that the terms of the Guarantee are general conditions within the meaning of article 6:231 BW, paragraph 6(i)(i) applies accordingly in relation to each beneficiary of the Guarantee.

(j)

If any Note has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

(k)

Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(l)	In proceedings in a Dutch court for the enforcement of any Agreement, including the Guarantee, and the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	9 / 18

(m)

If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity’s interest.

(n)

To the extent Dutch law applies, a legal act (rechtshandeling) performed by a person (including an agreement pursuant to which it guarantees the performance of another person’s obligations, or provides or agrees to provide security for its or another person’s obligations and any other legal act having a similar effect) may be nullified by (i) any of its creditors, or (ii), in case of bankruptcy, its bankruptcy trustee, if (A) it performed the act without an obligation to do so (onverplicht), (B) the creditor concerned or, in case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (C) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a person’s bankruptcy, its bankruptcy trustee may nullify that person’s performance of any due and payable obligation (opeisbare schuld) (including an obligation to provide security for its or another person’s obligations) if (X) the recipient knew that a request for bankruptcy had been filed, or (Y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the person’s creditors.

(o)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)

A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	10 / 18

(p)	We do not express any opinion on:

(i)	any co-ownership interest, including its validity, in any Note;

(ii)	tax matters;

(iii)	anti-trust, state-aid or competition laws;

(iv)	financial assistance;

(v)	sanctions laws;

(vi)	in rem matters; and

(vii)

any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Agreements, including the Guarantee, or the transaction pursuant to the Agreements to which this opinion relates.

7	RELIANCE

(a)

This opinion is an exhibit to a current report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any other person other than as an Exhibit to (and therefore together with) the Form 8-K and may not be relied upon for any purpose other than the Registration.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion;

(iii)	our liability in connection with this opinion is limited to the amount that is paid out in the specific case under our insurance, plus the applicable deductible; and

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	11 / 18

(iv)	the agreements in this paragraph 7 apply in addition to, and do not set aside, our General terms and conditions.

(c)	The Guarantor may:

(i)	file this opinion as an exhibit to a current report on Form 8-K; and

(ii)	refer to De Brauw giving this opinion in the Form 8-K.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page follows]

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	12 / 18

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Bas Boutellier
Bas Boutellier
Advocaat

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	13 / 18

Annex – Definitions

In this opinion:

“Agreements” means:

(a)	the Indenture;

(b)	the Supplemental Indenture;

(c)	the Underwriting Agreement; and

(d)	the Guarantee.

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“BW” means the Civil Code (Burgerlijk Wetboek).

“Companies” means the Dutch Issuer and the Guarantor.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

”Dutch Issuer” means NXP B.V., with seat in Eindhoven, the Netherlands, Trade Register number 17070622, and in relation to this Company:

(a)	“Corporate Resolution” means each of:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer and each member of its management board individually and dated 13 May 2022; and

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	14 / 18

(iii)	a written resolution of its board (bestuur) including a power of attorney granted by it to each member of its management board individually and dated 29 July 2025.

(b)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 August 2025.

(c)	“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Final Prospectus” means the final prospectus supplement dated 12 August 2025 relating to the offering of the Notes and the Guarantees.

“Foreign Issuers” means each of:

(a)	NXP Funding LLC, with seat in Wilmington, Delaware, USA; and

(b)	NXP USA, Inc., with seat in Wilmington, Delaware, USA.

“Form 8-K” means the Guarantor’s current report on Form 8-K dated 19 August 2025, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

“Guarantee” means the guarantee as included in the Indenture.

“Guarantor” means NXP Semiconductors N.V., with seat in Eindhoven, the Netherlands, Trade Register number 34253298, and in relation to this Company:

(a)	“Board Regulations” means the rules governing the board of the Guarantor dated December 2020.

(b)	“Corporate Resolution” means each of:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett and Luc de Dobbeleer dated 6 May 2022, adopted by the managing directors via Boardvantage or via email; and

(iii)	a written resolution of its board (bestuur) including a power of attorney granted by it to each of Jennifer Wuamett, Luc de Dobbeleer and Timothy Shelhamer individually and dated 30 July 2025.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	15 / 18

(c)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 August 2025.

(d)

“Indenture” means the base indenture for debt securities, dated 16 May 2022 between the Dutch Issuer, the Foreign Issuers, the Guarantor, certain other guarantors as specified therein and the Trustee, as supplemented by the Supplemental Indenture.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Court” means any federal or state court sitting in the Borough of Manhattan, the city of New York.

“New York Law” means the law of the State of New York.

“Notes” means the USD $500,000,000 4.300% Notes due 2028, the USD $300,000,000 4.850% Notes due 2032 and the USD $700,000,000 5.250% Notes due 2035, and includes, where the context permits:

(a)	the Notes, including the Guarantee, in all forms referred to in this opinion and any coupons, talons, and receipts pertaining to the Notes; and

(b)	in relation to the issue of the Notes, the terms included in the Indenture.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	16 / 18

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse; and

(d)	Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus.

“Preliminary Prospectus” means the preliminary prospectus supplement dated 12 August 2025, relating to the offering of the Notes and the Guarantees.

“Pricing Term Sheet” means the pricing term sheet relating to the Notes dated 12 August 2025.

“Prospectus” means the prospectus for the programme, dated 12 August 2025, which forms part of and is included in the Registration Statement.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Registration” means the registration by the Dutch Issuer, the Foreign Issuers and the Guarantor of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3 dated 12 August 2025 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Sanctions List” means each of:

(a)	the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Supplemental Indenture” means the second supplemental indenture dated 19 August 2025 between the Dutch Issuer, the Foreign Issuers, the Guarantor, certain other guarantors specified therein and the Trustee.

“the Netherlands” means the European part of the Netherlands.

“Trustee” means Deutsche Bank Trust Company Americas.

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	17 / 18

“Underwriters” means each of:

(a)	Barclays Capital Inc.;

(b)	Goldman Sachs & Co. LLC;

(c)	J.P. Morgan Securities LLC;

(d)	PNC Capital Markets LLC;

(e)	UBS Securities LLC;

(f)	BofA Securities, Inc.;

(g)	Citigroup Global Markets Inc.;

(h)	DBS Bank Ltd.;

(i)	Deutsche Bank Securities Inc.;

(j)	Morgan Stanley & Co. LLC;

(k)	SMBC Nikko Securities America, Inc.; and

(l)	Rabo Securities USA, Inc.

acting as representatives of the underwriters mentioned in the Underwriting Agreement.

“Underwriting Agreement” means an underwriting agreement dated 12 August 2025 between the Dutch Issuer, the Foreign Issuers, the Guarantor and the Underwriters.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

Legal opinion on NXP bonds issuance August 2025 (exhibit 5 legal opinion)

Our ref. M44370272/2/20704470/OD	18 / 18